UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2010
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 13, 2010, Comarco, Inc., a California corporation (“Comarco”), and Comarco Wireless Technologies, Inc., a Delaware corporation and the wholly owned subsidiary of Comarco (collectively, “Borrower”), entered into a Second Amendment (the “Amendment”) to Loan and Security Agreement (as amended, the “Loan Agreement”) by and among the Borrower and Silicon Valley Bank (“SVB” or “Bank”). The Amendment, among other things, waived Borrower’s failure to comply with the existing Quick Ratio financial covenant set forth in the Loan Agreement for the compliance periods ended April 30, 2010, May 31, 2010 and June 2010. In addition, the Amendment amends the Quick Ratio financial covenant in the Loan Agreement to 1.25 to 1.0 commencing with the month ended July 31, 2010.
     The Amendment requires that all payments on Borrower’s invoices must be deposited to a lockbox and all collections received in the lockbox must be remitted directly to the Bank. The Amendment adds a Streamline Period which will be any period of time the Borrower has outstanding obligations to the Bank of less than $2,000,000 and no default or event of default has occurred or is occurring. When the Streamline Period is in effect, the Bank is to deposit the proceeds from the lockbox into the operating account of Borrower at the Bank without first being applied to the Borrower’s obligations under the Loan Agreement. Whenever the Streamline Period is not in effect, the Amendment requires additional reporting by Borrower and provides that all proceeds from the lockbox shall be applied by the Bank to the Borrower’s obligations under the Loan Agreement.
     Amounts borrowed under the Loan Agreement bear interest at a floating per annum rate equal to 2.5% above the Prime Rate; provided that the interest rate in effect on any day shall not be less than 5.5% per annum. Borrower shall be subject to a monthly collateral monitoring fee of $1,000 whenever the Streamline Period in effect and $2,000 whenever the Streamline Period is not in effect.
     In connection with the Amendment, Borrower paid SVB a $10,000 amendment fee.
     As of August 16, 2010, total outstanding borrowings under the Loan Agreement remained at approximately $1 million and the Borrowers’ obligations under the Loan Agreement continue to remain secured by a first priority perfected security interest in Borrower’s assets. Other than as revised by the Amendment, the affirmative and negative covenants and events of default (which may result in the acceleration of payment obligations) as set forth in the Loan Agreement remain in effect.
     The foregoing description of the Amendment and the Loan Agreement in this Report is not complete and is qualified in its entirety by reference to the complete copy of the Loan Agreement previously attached as an exhibit to the Comarco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2009 and to the complete copy of the First Amendment previously attached as an exhibit to Comarco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010 and to the complete copy of the Second Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The filed copies of the Loan Agreement and the amendments are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated August 13, 2010, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: August 18, 2010	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Second Amendment to the Loan and Security Agreement, dated August 13, 2010, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.